Exhibit 10.86L

EXECUTION VERSION

FOURTH AMENDMENT

FOURTH AMENDMENT, dated as of September 28, 2012 (this “Amendment”), among SBA SENIOR FINANCE II LLC (the “Borrower”), the LENDERS PARTY HERETO and TORONTO DOMINION (TEXAS) LLC, as administrative agent (the “Administrative Agent”). CITIGROUP GLOBAL MARKETS INC., BARCLAYS BANK PLC and J.P. MORGAN SECURITIES LLC are acting as joint lead arrangers (the “Lead Arrangers”), and CITIGROUP GLOBAL MARKETS INC., BARCLAYS BANK PLC, J.P. MORGAN SECURITIES LLC, TD SECURITIES (USA) LLC, WELLS FARGO SECURITIES, LLC, RBS SECURITIES INC. and DEUTSCHE BANK SECURITIES INC. are acting as bookrunners (the “Bookrunners”), in connection with this Amendment.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 30, 2011 (as amended by the First Amendment thereto, dated as of May 9, 2012, as further amended by the Second Amendment thereto, dated as of May 9, 2012, and as further amended by the Third Amendment thereto, dated as of September 28, 2012, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (collectively, the “Lenders”) and the Administrative Agent.

WHEREAS, the Borrower has requested that the Credit Agreement be amended as set forth herein.

WHEREAS, the Required Lenders are willing to agree to this Amendment on the terms set forth herein.

The parties hereto therefore agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms are used herein as defined in the Credit Agreement, as amended hereby.

SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as of the Effective Date (as defined below) as set forth below.

(a) Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended as of the Effective Date as follows:

(i) by adding the following definitions in appropriate alphabetical order:

“Fourth Amendment”: the Fourth Amendment, dated the Fourth Amendment Effective Date, among the Borrower, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date”: September 28, 2012.

(ii) by amending the definition of “Consolidated Adjusted EBITDA” by adding the following sentence at the end thereof:

For the purposes of calculating Consolidated Adjusted EBITDA pursuant to any determination of the Consolidated Total Net Debt to Consolidated Adjusted EBITDA Ratio referred to in Section 7.1(c), (i) if at any time on or after the first day of the most recent fiscal quarter then ended and prior to such date of determination the Parent or any Subsidiary (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) shall have disposed of any assets, Consolidated Adjusted EBITDA for such fiscal quarter shall be reduced by an amount equal to the Consolidated Adjusted EBITDA (if positive) attributable to the assets that are the subject of such disposition for such fiscal quarter or increased by an amount equal to the Consolidated Adjusted EBITDA (if negative) attributable thereto for such fiscal quarter and (ii) if during the period commencing on or after the first day of the most recent fiscal quarter then ended and prior to such date of determination the Parent or any Subsidiary (including (x) the Securitization Manager and, if any, the subsidiary acting in a capacity analogous to the Securitization Manager pursuant to any Additional Securitization Arrangements and (y) the Specified Unrestricted Foreign Entities) shall have acquired any assets, Consolidated Adjusted EBITDA for such fiscal quarter shall be calculated after giving pro forma effect thereto as if such acquisition occurred on the first day of such fiscal quarter.

(iii) by amending the definition of “Loan Documents” by inserting “, the Fourth Amendment” immediately after the words “the Third Amendment” in the definition thereof.

SECTION 3. Representations and Warranties; No Default. The Borrower hereby certifies that, immediately before and after giving effect to this Amendment, (a) each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and correct in all material respects (and in all respects if qualified by materiality) on and as of such date as if made on and as of such date (except for such representations and warranties expressly stated to be made as of a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date) and (b) no Default or Event of Default has occurred and is continuing.

SECTION 4. Conditions to Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent (such date, the “Effective Date”):

(a) receipt by the Administrative Agent of executed signature pages to this Amendment from the Borrower and the Required Lenders;

(b) receipt by the Administrative Agent of a customary closing certificate, substantially in the form attached hereto a Exhibit A, and legal opinions of Greenberg Traurig, P.A. and Thomas P. Hunt, Esq., substantially in the forms attached hereto as Exhibit B-1 and Exhibit B-2, respectively;

(c) (i) the accuracy in all material respects (and in all respects if qualified by materiality) of the representations and warranties in the Credit Agreement and (ii) there being no Default or Event of Default in existence at the time of, or after giving effect to, this Amendment; and

(d) the payment of all fees and expenses due to the Administrative Agent, the Lead Arrangers, the Bookrunners and the Lenders.

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SECTION 5. Effect on the Loan Documents; Miscellaneous. Except as expressly provided herein or in the Credit Agreement, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents. Provisions of this Amendment are deemed incorporated into the Credit Agreement as if fully set forth therein.

SECTION 6. Expenses. The Borrower shall pay and reimburse the Administrative Agent and the Lead Arrangers for all reasonable out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of one counsel to the Administrative Agent in each applicable jurisdiction.

SECTION 7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

SBA SENIOR FINANCE II LLC

By:	/s/ Thomas P. Hunt
Name: Thomas P. Hunt
Title: Senior Vice President and General Counsel

[Signature Page to Fourth Amendment to SBA Senior Finance II A&R CRA]

TORONTO DOMINION (TEXAS) LLC, as Administrative Agent

By:	/s/ Bebi Yasin
Name: BEBI YASIN
Title: AUTHORIZED SIGNATORY

[Signature Page to Fourth Amendment to SBA Senior Finance II A&R CRA]

CITIBANK, N.A., as a Lender

By:	/s/ Monique Renta
Name: Monique Renta
Title: Vice President

[Signature Page to Fourth Amendment to SBA Senior Finance II A&R CRA]